Exhibit (d)(1)

AMENDMENT NO. 33 DATED SEPTEMBER 16, 2019 TO THE PROSHARES TRUST

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN

PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of August 15, 2019

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate of 0.75% based on its average daily net assets, as follows:1

FUND NAME
ProShares Ultra S&P500
ProShares Ultra MidCap400
ProShares Ultra Dow30
ProShares Ultra QQQ
ProShares Ultra Basic Materials
ProShares Ultra Consumer Goods
ProShares Ultra Consumer Services
ProShares Ultra Financials
ProShares Ultra Health Care
ProShares Ultra Industrials
ProShares Ultra Oil & Gas
ProShares Ultra Real Estate
ProShares Ultra Semiconductors
ProShares Ultra Technology
ProShares Ultra Telecommunications
ProShares Ultra Utilities
ProShares Ultra Russell2000
ProShares Ultra SmallCap600
ProShares Ultra MSCI Japan
ProShares Ultra MSCI Emerging Markets
ProShares Ultra MSCI EAFE
ProShares Ultra Nasdaq Biotechnology
ProShares Ultra FTSE China 50
ProShares Ultra 7-10 Year Treasury
ProShares Ultra 20+ Year Treasury
ProShares Ultra High Yield
ProShares Ultra FTSE Europe
ProShares Ultra MSCI Brazil Capped
ProShares Short S&P500
ProShares Short MidCap400
ProShares Short Dow30
ProShares Short QQQ
ProShares Short Russell2000
ProShares Short SmallCap600
ProShares Short Basic Materials

[1]	All fees are computed daily and paid monthly

FUND NAME
ProShares Short Financials
ProShares Short Oil & Gas
ProShares Short Real Estate
ProShares Short MSCI Emerging Markets
ProShares Short MSCI EAFE
ProShares Short 7-10 Year Treasury
ProShares Short 20+ Year Treasury
ProShares Short High Yield
ProShares Short FTSE China 50
ProShares UltraShort S&P500
ProShares UltraShort MidCap400
ProShares UltraShort Dow30
ProShares UltraShort QQQ
ProShares UltraShort Russell2000
ProShares UltraShort SmallCap600
ProShares UltraShort Basic Materials
ProShares UltraShort Consumer Goods
ProShares UltraShort Consumer Services
ProShares UltraShort Financials
ProShares UltraShort Health Care
ProShares UltraShort Industrials
ProShares UltraShort Oil & Gas
ProShares UltraShort Real Estate
ProShares UltraShort Semiconductors
ProShares UltraShort Technology
ProShares UltraShort Utilities
ProShares UltraShort MSCI Japan
ProShares UltraShort MSCI Emerging Markets
ProShares UltraShort MSCI EAFE
ProShares UltraShort Nasdaq Biotechnology
ProShares UltraShort FTSE China 50
ProShares UltraShort 7-10 Year Treasury
ProShares UltraShort 20+ Year Treasury
ProShares UltraShort FTSE Europe
ProShares UltraShort MSCI Brazil Capped
ProShares UltraPro S&P500
ProShares UltraPro QQQ
ProShares UltraPro Dow30
ProShares UltraPro Russell2000
ProShares UltraPro MidCap400
ProShares UltraPro Financial Select Sector
ProShares UltraPro Short S&P500
ProShares UltraPro Short QQQ
ProShares UltraPro Short Dow30
ProShares UltraPro Short Russell2000
ProShares UltraPro Short MidCap400
ProShares UltraPro Short 20+ Year Treasury
ProShares UltraPro Short Financial Select Sector
ProShares UltraPro Nasdaq Biotechnology
ProShares UltraPro Short Nasdaq Biotechnology
ProShares RAFI Long/Short

FUND NAME
ProShares Hedge Replication ETF
ProShares Merger ETF
ProShares UltraPro MLP*
ProShares Ultra MLP*
ProShares Short MLP*
ProShares UltraShort MLP*
ProShares UltraPro Short MLP*
ProShares UltraShort Bricks and Mortar*
ProShares UltraPro Short Bricks and Mortar*
ProShares Short Communication Services Select Sector*
ProShares UltraShort Communication Services Select Sector
ProShares UltraPro Short Communication Services Select Sector
ProShares Ultra Communication Services Select Sector
ProShares UltraPro Communication Services Select Sector

*	Not operational as of the date first above written

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:2

FUND NAME	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares Inflation Expectations ETF	0.55%
ProShares Global Listed Private Equity ETF	0.50%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares Morningstar Alternatives Solution ETF	0.07%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President

[2]	All fees are computed daily and paid monthly